Exhibit 32.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal financial officer of San Diego Gas & Electric Company (the "Company") certifies that:

(i)
the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission for the quarter ended September 30, 2017 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 30, 2017	/s/ Bruce A. Folkmann
Bruce A. Folkmann
Chief Financial Officer